Exhibit 10(h)

                                           AGREEMENT


        This   Agreement  is  entered  between   Piccadilly   Cafeterias,  Inc.
("Piccadilly") and Malcolm T. Stein, Jr. ("Stein") effective August 1, 1995.

        Piccadilly and Stein agree:

        1. The purpose of this Agreement is to conclude amicably the employment relationship that has existed between Piccadilly and Stein.

        2. Stein retires from employment by Piccadilly effective August 1, 1995, and Piccadilly accepts this retirement with appreciation for Stein's years of service to Piccadilly.

        3. Piccadilly will pay Stein, as supplemental pay, an amount equal to his base salary for twelve months, or a total of $228,540. This amount will be paid in accordance with terms to be determined by Stein no later than January 5, 1996.

        4. Stein is entitled to continue participation in Piccadilly's group health insurance plan. Premiums may be paid at the employee rate until Stein
is   age  65.   Stein  will  cease  participation  in  Piccadilly's  long-term disability plan, supplemental life plan and accidental death and dismemberment plan.

        5. To the extent allowed by law, the unexercised and unexpired stock options granted to Stein in the Stock Option Agreements dated August 14, 1990 and May 18, 1992 shall remain available to him in accordance with the terms of such Stock Option Agreements notwithstanding his resignation from employment.

        6. Stein will complete his term as a member of the Piccadilly board of directors. Stein will continue as a member of the Advisory Board. Stein resigns from the boards of directors and any offices held with the following:

                        Piccadilly Restaurants, Inc.
                        Cajun Bayou Distributors & Management, Inc.

        7. Piccadilly will promptly transfer to Stein title to the Cadillac automobile that has been heretofore furnished by Piccadilly for Stein's use.

        8. For the consideration described above, Stein releases, acquits and discharges Piccadilly, its directors, officers, employees, agents and insurers, and all other persons, firms and corporations, of and from any and all claims he may have against them arising out of his employment by Piccadilly and the termination of that employment, including any claims arising under contract or under federal or state law or regulation. This waiver and release includes, among other things, any rights or claims Stein may have that arose prior to the date this Agreement was executed for age discrimination under the federal Age Discrimination in Employment Act, 29 U.S.C. Section 621 et seq., the Louisiana Age Discrimination in Employment Act, , La R.S. 23:971 et seq., and is given by Stein in exchange for the agreements of Piccadilly set forth in this Agreement.

        9. Stein will cooperate with Piccadilly in effecting an orderly transition, and will assist Piccadilly for a reasonable period of time and without additional compensation in connection with matters related to the period in which he served as an officer of the corporation and in which his knowledge is useful to the corporation.

        10. Both Piccadilly and Stein will keep the terms of the Agreement confidential, and will not disclose such terms to any person except their accountants, attorneys, taxing authorities, or as may be required by federal or state law or regulation.

        11. Stein acknowledges that no promise, inducement or agreement not herein expressed has been made, that this Agreement contains the entire agreement between the parties, and that the terms of this document are contractual and not a mere recital.

        12. Stein acknowledges that Piccadilly has advised Stein to consult with an attorney prior to executing this Agreement, and that Piccadilly has given Stein a period of at least twenty-one (21) days within which to consider this Agreement.

        13. For a period of seven (7) days following execution of this Agreement, Stein may revoke it. This agreement shall become effective upon expiration of this revocation period.


                        Piccadilly Cafeterias, Inc.
                        By:\s\ Ronald A. LaBorde
                        Ronald A. LaBorde             (Date)
                        Chief Executive Officer



                        \s\ Malcolm T. Stein, Jr.
                        Malcolm T. Stein, Jr.               (Date)
                        _______________________